Exhibit 99.1

ESSA PHARMA INC.

SEVERANCE PLAN

Section 1. Purpose of the Plan

This ESSA Pharma Inc. Severance Plan (the “Plan”) is intended to promote the interests of the Company by helping the Company retain qualified executives, maintain a stable work environment and provide economic security to eligible executives in the event of certain qualifying terminations of employment, including in connection with a Change in Control of the Company, and subject to the terms of the Plan. It is also contemplated that the Plan will enhance the ability of the Company and its wholly-owned Subsidiaries to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage them to devote their best efforts to the business of the Company, thereby advancing the interests of the Company. Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 2.

The Plan is not intended to be included in the definitions of “employee pension benefit plan” or “pension plan” set forth under Section 3(2) of ERISA. The Plan is intended to meet the descriptive requirements of a plan constituting a “severance pay plan” within the meaning of regulations published by the Secretary of Labor at Title 29, Code of Federal Regulations, Section 2510.3-2(b). Notwithstanding the foregoing, if and to the extent that the Plan is deemed to be an “employee pension benefit plan” or “pension plan” as set forth under Section 3(2) of ERISA, then the Plan is intended, for all purposes under ERISA, to constitute a plan that is unfunded and maintained by the Company primarily for the purposes of providing deferred compensation for a select group of management or highly compensated employees.

Section 2. Definitions

As used in the Plan, the following terms shall have the meanings set forth below:

(a)       “Affiliate” shall have the meaning set forth in the Omnibus Plan.

(b)       “Base Salary” means a Participant’s annual base salary as in effect immediately prior to the Qualifying Termination Date or, if higher, as in effect immediately prior to the occurrence of an event or circumstance constituting Good Reason.

(c)       “Benefit Subsidy” means, to the extent a Participant employed in the United States shall have elected continuation coverage under the Consolidated Budget Reconciliation Act of 1985, as amended, the Company’s provision of continued participation to the Participant and his or her eligible dependents in the health, dental and vision benefit plans of the Company in which the Participant participated immediately prior to the Participant’s Qualifying Termination (or, if more favorable, immediately before any circumstance giving rise to Good Reason) on the same basis as similarly situated active employees from time to time or, if continued participation in such plans is not possible, substantially equivalent coverage or, to the extent such Benefit Subsidy would result in a taxable event to the Participant, the Company’s payment to the Participant of an amount equal to the lesser of (i) the amount that the Company determines is sufficient to obtain substantially comparable insurance coverage, and (ii) the amount the Company would have contributed (or been deemed to contribute) to coverage had continued participation in the applicable Company plan had such participation been possible. If a Participant is not enrolled in a group health plan sponsored by the Company or an Affiliate as of the immediately prior to the Qualifying Termination Date, the term Benefit Subsidy shall mean for such Participant a payment equal to the amount that the Company determines the Company would have contributed to such coverage had the Participant participated in such a plan during the Continuation Period.

(d)       “Board” means the board of directors of the Company.

(e)       “C-Level” Executive means the Company’s Chief Financial Officer, Chief Operating Officer and Chief Medical Officer.

(f)       “Cause” shall have the meaning set forth in the Omnibus Plan.

(g)       “Change in Control” shall have the meaning set forth in the Omnibus Plan.

(h)       “Code” shall have the meaning set forth in the Omnibus Plan.

(i)       “Company” means ESSA Pharma Inc., a company incorporated under the laws of the Province of British Columbia, and, except as the context otherwise requires, its wholly-owned Subsidiaries and any successor by merger, acquisition, consolidation or otherwise that assumes the obligations of the Company under the Plan.

(j)       “Continuation Period” means:

(i)       with respect to a Participant who is a Vice President, the period beginning on his or her Qualifying Termination Date and ending three (3) months following such date (or six (6) months in the event of a Qualifying Termination Date during the Covered Period) or (ii) if earlier, the date on which the Participant becomes eligible to receive health, dental and vision coverage on substantially similar terms from another employer;

(ii)       with respect to a Participant who is a Senior Vice President, the period beginning on his or her Qualifying Termination Date and ending six (6) months following such date (or nine (9) months in the event of a Qualifying Termination Date during the Covered Period) or (ii) if earlier, the date on which the Participant becomes eligible to receive health, dental and vision coverage on substantially similar terms from another employer.

(iii)       with respect to a Participant who is a the Chief Executive Officer or a C-Level Executive, the period beginning on his or her Qualifying Termination Date and ending one year following such date (or eighteen months in the event of a Qualifying Termination Date during the Covered Period) or (ii) if earlier, the date on which the Participant becomes eligible to receive health, dental and vision coverage on substantially similar terms from another employer.

(k)       “Covered Period” means the period of time beginning sixty (60) days immediately prior to the first occurrence of either a Change in Control or, if earlier, the execution by the Company of an agreement, the consummation of which would result in a Change in Control, and lasting through the first anniversary of the occurrence of the Change in Control.

(l)       “Disability” shall have the meaning set forth in the Omnibus Plan.

(m)       “ERISA” means the Employee Retirement Income Security Act of 1974, as amended. Any reference to a section of ERISA shall be deemed to include a reference to any regulations promulgated thereunder.

(n)       “Good Reason” means the occurrence of any of the following conditions: (i) a material adverse change in the nature of the Participant’s duties or responsibilities from those in effect at the time the individual becomes a Participant hereunder (as such duties or responsibilities may be increased from time to time); (ii) a material reduction in the Participant’s base compensation or short-term cash incentive compensation opportunities from those in effect at the time the individual becomes a Participant hereunder (as such base compensation or short-term cash incentive compensation opportunities may be increased from time to time); or (iii) a mandatory relocation of Participant’s principal place of work in excess of 50 miles.

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Notwithstanding the foregoing, a condition shall not constitute “Good Reason” for purposes of the Plan unless (a) within 30 days following the first occurrence of such condition, the Participant delivers written notice to the Company of his or her intent to terminate employment for Good Reason based on such condition, and (b) within 30 days following its receipt of such notice, the Company has not substantially cured such condition. For the avoidance of doubt, the occurrence of a Change in Control (including a Change in Control in which the Company becomes a subsidiary of another entity) shall not itself constitute Good Reason.

(o)       “Omnibus Plan” means the ESSA Pharma Inc. 2022 Omnibus Incentive Plan, as in effect on the Effective Date.

(p)       “Participant” means each officer of the Company or its wholly-owned Subsidiaries who may be designated by the Administrator as a Participant from time to time pursuant to Section 4, as identified on Annex A attached hereto, as amended from time to time (subject to any written agreement between a Participant and the Company). Changes to Annex A shall not be permitted during Covered Period, to the extent such changes would be adverse to a Participant.

(q)       “Person” shall have the meaning set forth in the Omnibus Plan.

(r)       “Plan” means this ESSA Pharma Inc. Severance Plan, as may be amended and/or restated from time to time in accordance with the terms hereof.

(s)       “Qualifying Termination” means the termination of a Participant’s employment either by the Company without Cause (at any time) or during the Covered Period by the Participant for Good Reason.

(t)       “Qualifying Termination Date” means the date on which a Participant incurs a Qualifying Termination.

(u)       The “Severance Multiple” of any Participant shall be as set forth in the matrix below:

Position	Severance Multiple	Severance Multiple for Qualifying Termination Date During Covered Period
Chief Executive Officer and C-Level Executives	1	1.5
Senior Vice President	0.5	0.75
Vice President	0.25	0.5

(v)       “Severance Payment” means (A) for any Participant other than the Chief Executive Officer of the Company, a lump-sum cash payment equal to the product of (i) such Participant’s Base Salary and (ii) the applicable Severance Multiple and (B) for the Chief Executive Officer of the Company, a lump-sum cash payment equal to the product of (i) the sum of (x) such Participant’s Base Salary and (y) such Participant’s target annual cash bonus (without giving effect to any action constituting Good Reason) and (ii) the applicable Severance Multiple.

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Section 3. Administration

(a)       General Authority. The Plan shall be administered by the Board or, as and to the extent designated by the Board from time to time, a committee thereof, one or more employees of the Company, or one or more members of the Board together with one or more employees of the Company (collectively, the “Administrator”), subject to such limitations on such delegated powers and duties as the Board may impose.

(b)       Determinations. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations set forth in the Plan, the Administrator shall have full power and authority to: (i) designate Participants; (ii) interpret and administer the Plan; (iii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (iv) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. The Administrator shall have full power and express discretionary authority to make factual determinations and to adopt or amend such rules, regulations, agreements, and instruments for implementing the Plan and for the conduct of its business as it deems necessary or advisable, in its sole discretion. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan shall be within the sole discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all Persons. Administration of the Plan need not be uniform as to similarly situated Participants.

Section 4. Eligibility

Any officer of the Company or its wholly-owned Subsidiaries shall be eligible to be designated a participant in the Plan. With respect to any individual who is identified on Annex A as a Participant who is party to an agreement with the Company or an Affiliate which provides for severance payments or benefits, participation in the Plan shall be conditioned on the execution by such individual of a waiver of the severance entitlements under such agreement, in such form as shall be determined by the Administrator.

Section 5. Qualifying Termination

(a)       Amount. In the event a Participant incurs a Qualifying Termination, provided that the Participant executes and does not revoke a customary release of claims in a form and manner reasonably satisfactory to the Company (the “Release”) within sixty (60) days following the Qualifying Termination Date, the Company shall provide (or cause to be provided) to the Participant: (i) the Severance Payment, and (ii) the Benefit Subsidy during the applicable Continuation Period, paid or provided as soon as practicable (but in any event within five (5) days) after the Release becomes irrevocable, subject to Section 9(a) and Section 9(e). In the event that a Participant experiences a Qualifying Termination and such Qualifying Termination is later determined to have occurred during the Covered Period, the Company shall immediately pay to the Participant the additional amounts which would have been payable to the Participant had such Qualifying Termination been initially determined to have occurred during the Covered Period.

(b)       No Transfer. No right under the Plan may be assigned, alienated, pledged, attached, sold, or otherwise transferred or encumbered by a Participant and any such purported assignment, alienation, pledge, attachment, sale, transfer, or encumbrance shall be void and unenforceable against the Company or any Affiliate.

Section 6. Term and Termination

(a)       The Plan shall be effective as of June 5, 2024, the date the Plan was approved by the Board (the “Effective Date”), and shall continue in effect indefinitely; provided that the Plan may be amended or terminated subject to subsection 6(b) below.

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(b)       Except to the extent prohibited by applicable law or specifically set forth in a written agreement between a Participant and the Company, the Board may amend, alter, suspend, discontinue, or terminate the Plan, provided that during a Covered Period, no such amendment, alteration, suspension, discontinuance or termination shall impair the rights of a Participant under the Plan.

Section 7. Effect on Other Plans, Agreements and Benefits

(a)       It shall be a condition to an individual’s eligibility to be a Participant that such individual agree that that the Plan constitutes the sole source of any severance, termination or similar benefits and, to the extent applicable, supersedes and other contractual or other severance or similar entitlements. Each Participant who incurs a Qualifying Termination shall remain entitled to any benefits to which he or she would otherwise be entitled under the terms and conditions of the Company’s other compensation and benefit plans, programs and arrangements (other than any severance or termination benefit plans, programs, policies or agreements), and nothing contained in the Plan is intended to waive or relinquish the Participant’s rights thereunder.

(b)       Any severance benefits payable to a Participant under the Plan shall not be counted as compensation for purposes of determining benefits under any other benefit policies or plans of the Company or its wholly-owned Subsidiaries, except to the extent expressly provided therein.

(c)       Notwithstanding anything set forth herein to the contrary, to the extent that any severance payable under a plan or agreement covering a Participant as of the date such Participant becomes eligible to participate in this Plan constitutes deferred compensation under Section 409A of the Code, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, the portion of the benefits payable hereunder equal to such other amount shall instead be provided in the form set forth in such other plan or agreement.

Section 8. Section 280G

(a)       Treatment of Payments. Notwithstanding any other provision of the Plan to the contrary, in the event that any payment or benefit received or to be received by a Participant (whether pursuant to the terms of the Plan or any other plan, arrangement or agreement) (all such payments and benefits, including the severance benefits payable hereunder, being hereinafter referred to as the “Total Payments”) would be subject (in whole or part) to any excise tax imposed on the Participant under Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the severance benefits payable hereunder shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and local income taxes on such Total Payments and the amount of Excise Tax to which the Participant would be subject in respect of such unreduced Total Payments and after taking into account the phase out of itemized deductions and personal exemptions attributable to such unreduced Total Payments).

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(b)       Ordering of Reduction. In the case of a reduction in the Total Payments pursuant to Section 8(a), the Total Payments shall be reduced in the following order: (i) payments that are payable in cash the full amount of which are treated as parachute payments under Treasury Regulation Section 1.280G-1, Q&A 24(a) shall be reduced (if necessary, to zero), with amounts that are payable last reduced first; (ii) payments and benefits due in respect of any equity the full amount of which are treated as parachute payments under Treasury Regulation Section 1.280G-1, Q&A 24(a), with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), shall next be reduced; (iii) payments that are payable in cash that are valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with amounts that are payable last reduced first, shall next be reduced; (iv) payments and benefits due in respect of any equity valued at less than full value under Treasury Regulation Section 1.280G-1, Q&A 24, with the highest values reduced first (as such values are determined under Treasury Regulation Section 1.280G-1, Q&A 24), shall next be reduced; and (v) all other non-cash benefits not otherwise described in clauses (ii) or (iv) shall be next reduced pro-rata.

(c)       Additional Payments. If a Participant receives reduced payments and benefits by reason of this Section 8 and it is established pursuant to a determination of a court of competent jurisdiction, which determination is not subject to review or as to which the time to appeal such determination has expired, or pursuant to an Internal Revenue Service proceeding, that the Participant could have received a greater amount without resulting in any Excise Tax, then the Company shall thereafter pay the Participant the aggregate additional amount which could have been paid without resulting in any Excise Tax as soon as reasonably practicable.

Section 9. General Provisions

(a)       Withholding. All payments and benefits hereunder shall be subject to applicable federal (including FICA), state, and local tax withholding requirements. The Company may deduct from any payment made under the Plan the amount of any withholding taxes due with respect thereto, as determined by the Administrator in its sole discretion.

(b)       No Right to Employment. Participation in the Plan shall not be construed as giving a Participant the right to be retained in the employ or service of the Company or any Affiliate.

(c)       Governing Law. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Texas (without regard to any choice of law provision that might refer interpretation of the Plan to the substantive law of another jurisdiction) and applicable Canadian and United States federal law. Notwithstanding anything in the Plan to the contrary, the provisions of the Plan shall be altered for participants who are employed by the Company or an Affiliate in Canada in the manner set forth in Appendix A.

(d)       Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Participant, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Administrator, materially altering the intent of the Plan, such provision shall be stricken as to such jurisdiction or Participant and the remainder of the Plan shall remain in full force and effect.

(e)       Compliance with Other Laws. It is intended that, to the extent applicable, payments and benefits under the Plan be exempt from or, if not so exempt, comply with, the requirements of Section 409A of the Code and the regulations thereunder to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, and the Plan shall be interpreted consistently with this intent. Notwithstanding anything in the Plan to the contrary, any benefit under the Plan that is considered nonqualified deferred compensation under Section 409A of the Code shall be payable only upon a Participant’s “separation from service” with the Company and its Affiliates within the meaning of Section 409A of the Code. If a Participant is a “specified employee” (as defined in Section 409A of the Code), then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, such Participant shall not be entitled to any payments upon a termination of his or her employment or service until the earlier of: (i) the expiration of the six (6)-month period measured from the date of such Participant’s “separation from service” or (ii) the date of such Participant’s death.

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Notwithstanding anything in the Plan to the contrary, in the event any payments hereunder could occur in one of two calendar years as a result of being dependent upon the Release becoming irrevocable, then, to the extent required to avoid the imposition of taxes and penalties under Section 409A of the Code, such payments shall commence on the first regularly scheduled payroll date of the Company, following the date the Release becomes irrevocable, that occurs in the second of such two calendar years.

(f)       No Trust or Fund Created. Neither the Plan nor any right to a payment or benefit under the Plan shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Affiliate and a Participant.

(g)       Headings. Headings are given to the sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.

(h)       Applicable Policies. All payments and benefits under the Plan shall be subject to the terms of the Company’s clawback policy, as may be amended and/or restated from time to time and pursuant to the terms thereunder.

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ANNEX A

PARTICIPANT LIST

David Parkinson, President and Chief Executive Officer

Peter Virsik, Executive Vice President and Chief Operating Officer

Alessandra Cesano, Executive Vice President and Chief Medical Officer

David Wood, Chief Financial Officer

Han-Jie Zhou, Senior Vice President

Karen Villaluna, Vice President

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APPENDIX A

[Variation of Plan terms for Canadian Participants, if any]

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